Exhibit 99.1

News Release
Sunoco, Inc. 1735 Market Street Philadelphia, Pa. 19103-7583

For further information contact	For release: 8 a.m. August 3, 2005
Jerry Davis (media) 215-977-6298
Terry Delaney (investors) 215-977-6106

No. 4038

SUNOCO REPORTS SECOND QUARTER RESULTS

PHILADELPHIA, August 3, 2005 — Sunoco, Inc. (NYSE: SUN) today reported net income of $242 million ($1.75 per share diluted) for the second quarter of 2005 versus $234 million ($1.53 per share diluted) for the 2004 second quarter. For the first half of 2005, Sunoco reported net income of $358 million ($2.58 per share diluted) versus net income of $323 million ($2.12 per share diluted) for the first half of 2004. All per-share amounts reflect the two-for-one stock split effected as a dividend on August 1, 2005.

“Results continued to be very strong,” said John G. Drosdick, Sunoco Chairman and Chief Executive Officer. “Our second-quarter earnings represent a new record for the Company and on a per-share basis, year-to-date earnings are up 22 percent versus last year’s then-record first half.

“Market conditions for our refining business remained robust and operationally we set several new quarterly production records, including total crude unit and conversion unit throughput. In a particularly strong market for distillate products, we achieved record distillate production. We also increased our use of discounted high-acid crude oils to approximately 59,000 barrels per day during the quarter and have run over 70,000 barrels per day when market conditions have warranted. Optimization efforts and reliability improvements such as these helped Refining and Supply earn $212 million for the quarter. This organization has done an excellent job meeting the challenges and the opportunities that the market has provided.

“Chemicals continued to improve year-on-year results, earning $30 million in the quarter versus $12 million in the second quarter of 2004. Margins, particularly for phenol and related products, were much improved versus the year-ago quarter. Over the past twelve months, Sunoco Chemicals has earned $133 million and has become a much bigger contributor to our overall results. Despite some slowdown in apparent demand growth, we believe the outlook for continued improvement in this business remains favorable.”

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SUNOCO 2Q05 EARNINGS, PAGE 2

Drosdick continued, “In other businesses, Retail Marketing earned $7 million. While much improved from the 2005 first quarter, generally rising crude oil and wholesale gasoline prices have persistently squeezed retail margins throughout the first half of the year. Sun Coke earned $13 million in the quarter as operations at our new coke plant in Haverhill, Ohio began to contribute. Logistics earned $9 million for the quarter.

“In other matters, we continued our share repurchase program - $61 million during the quarter and $131 million year to date – and on August 1, we completed a two-for-one stock split. We ended the quarter with $417 million of cash and a net debt-to-capital ratio, as defined in our revolving credit agreement, of 33 percent – each improved from year-end 2004. We will continue to carefully use this financial capacity to both invest in and grow our asset portfolio and appropriately return cash to our shareholders.”

DETAILS OF SECOND QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $212 million in the current quarter versus $217 million in the second quarter of 2004. Despite a decline in benchmark margins in the Northeast, realized margins have improved versus the year-ago quarter largely as a result of the increased use of discounted high-acid crude oils and the favorable impact of product optimization activities. The higher realized margins and higher production volumes were more than offset by higher expenses, including fuel and employee-related charges.

Total crude unit throughput averaged 890.8 thousand barrels daily (99 percent utilization) for the quarter, with total production available for sale approximating 86 million barrels.

RETAIL MARKETING

Retail Marketing earned $7 million in the second quarter of 2005 versus $20 million in the second quarter of 2004. The decrease in results was due largely to lower retail margins for gasoline, partially offset by lower expenses and higher gains on asset divestments.

CHEMICALS

Chemicals earned $30 million in the second quarter of 2005 versus $12 million in the prior-year period. The increase in earnings was due largely to higher realized margins for phenol and polypropylene. Total sales volumes were down slightly from the year-ago period due primarily to scheduled maintenance performed during the quarter at the Haverhill, Ohio phenol facility. This maintenance was performed concurrent with work to tie in the plant to the steam generation system at Sun Coke’s adjacent cokemaking facility which will serve to reduce the phenol facility’s energy costs in the future.

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SUNOCO 2Q05 EARNINGS, PAGE 3

LOGISTICS

Earnings for the Logistics segment were $9 million in both second-quarter periods.

COKE

The Coke business earned $13 million in the second quarter of 2005 versus $9 million in the second quarter of 2004. The increase was due largely to higher coal sales volumes and prices and the start-up of the Haverhill coke plant during the quarter.

CORPORATE AND OTHER

Corporate administrative expenses were $16 million after tax in the current quarter versus $13 million in the comparable quarter last year. The increase was largely due to higher employee-related expenses, including accruals for stock-based incentive compensation.

Net financing expenses were $13 million after tax in the second quarter of 2005 versus $20 million in the prior-year quarter. The decrease was primarily due to lower interest expense resulting from 2004 debt restructuring activities and increased capitalized interest.

SIX MONTH RESULTS

Sunoco earned $358 million for the first six months of 2005 versus $323 million in the comparable 2004 period. The increase was primarily due to higher refining margins and volumes, increased chemicals margins and lower net financing expenses. Partially offsetting these improvements were lower retail gasoline margins and higher expenses.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 900,000 barrels per day of refining capacity, approximately 4,800 retail sites selling gasoline and convenience items, approximately 4,500 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco also has the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry.

Anyone interested in obtaining further insights into the second quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET today (August 3, 2005). It can be accessed through Sunoco’s Web site - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

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SUNOCO 2Q05 EARNINGS, PAGE 4

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance causing actual results to differ materially from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: general business and economic conditions; competitive products and pricing; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; variation in petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; fluctuations in supply of feedstocks and demand for products manufactured; changes in product specifications; availability and pricing of oxygenates; phase-outs or restrictions on the use of MTBE; changes in operating conditions and costs; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability and efficiency of, the Company’s or a third party’s operating facilities; potential equipment malfunction; potential labor-relations problems; the legislative and regulatory environment; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; plant construction/repair delays; nonperformance by major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions, including the impact of potential terrorist acts and international hostilities; and changes in the status of, or initiation of new, litigation. These and other applicable risks and uncertainties have been described more fully in Sunoco’s Form 10-Q filed with the Securities and Exchange Commission on May 5, 2005 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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SUNOCO 2Q05 EARNINGS, PAGE 5

Sunoco, Inc.

2005 Second Quarter and Six-Month Financial Summary

(Unaudited)

	2005	2004
Second Quarter
Revenues	$7,990,000,000	$6,276,000,000
Net Income	$242,000,000	$234,000,000
Net Income Per Share of Common Stock*:
Basic	$1.77	$1.55
Diluted	$1.75	$1.53

Weighted-Average Number of Shares Outstanding* (In Millions):
Basic	137.1	150.9
Diluted	138.0	152.6

Six Months
Revenues	$15,199,000,000	$11,521,000,000
Net Income	$358,000,000	$323,000,000
Net Income Per Share of Common Stock*:
Basic	$2.60	$2.14
Diluted	$2.58	$2.12

Weighted-Average Number of Shares Outstanding* (In Millions):
Basic	137.7	150.9
Diluted	138.5	152.7

*	Share and per-share data presented for all periods reflect the effect of a two-for-one stock split, which was effected in the form of a common stock dividend distributed on August 1, 2005.

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SUNOCO 2Q05 EARNINGS, PAGE 6

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30		Variance
	2005	2004
Refining and Supply	$212	$217	$(5)
Retail Marketing	7	20	(13)
Chemicals	30	12	18
Logistics	9	9	—
Coke	13	9	4
Corporate and Other:
Corporate expenses	(16)	(13)	(3)
Net financing expenses and other	(13)	(20)	7

Consolidated net income	$242	$234	$8

Net income per share of common stock (diluted)	$1.75	$1.53	$.22

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SUNOCO 2Q05 EARNINGS, PAGE 7

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars Except Per Share Amounts)

(Unaudited)

	Six Months Ended June 30		Variance
	2005	2004
Refining and Supply	$320	$317	$3
Retail Marketing	(1)	16	(17)
Chemicals	63	24	39
Logistics	12	17	(5)
Coke	23	18	5
Corporate and Other:
Corporate expenses	(32)	(25)	(7)
Net financing expenses and other	(27)	(44)	17

Consolidated net income	$358	$323	$35

Net income per share of common stock (diluted)	$2.58	$2.12	$.46

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SUNOCO 2Q05 EARNINGS, PAGE 8

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2005	2004	2005	2004
TOTAL REFINING AND SUPPLY

Income (Millions of Dollars)	$212	$217	$320	$317
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$7.87	$7.59	$6.92	$6.66
Crude Inputs as Percent of Crude Unit Rated Capacity**	99	100	98	97
Throughputs*** (Thousand Barrels Daily):
Crude Oil	890.8	887.0	882.9	855.8
Other Feedstocks	63.3	57.1	58.0	61.4

Total Throughputs	954.1	944.1	940.9	917.2

Products Manufactured*** (Thousand Barrels Daily):
Gasoline	437.8	471.4	440.4	445.2
Middle Distillates	327.3	307.0	315.9	296.1
Residual Fuel	78.0	77.3	77.6	77.5
Petrochemicals	38.4	40.4	38.5	36.9
Lubricants	13.5	15.1	13.1	14.1
Other	95.0	69.8	92.2	82.8

Total Production	990.0	981.0	977.7	952.6
Less: Production Used as Fuel in Refinery Operations	48.9	50.9	47.8	46.9

Total Production Available for Sale	941.1	930.1	929.9	905.7

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.

**	Effective January 1, 2005, crude unit capacity increased from 890 to 900 thousands of barrels daily due to a 10 thousand barrels-per-day adjustment in MidContinent Refining.

***	Data pertaining to the Eagle Point refinery for the six months ended June 30, 2004 are based on the amounts attributable to the 170-day ownership period (January 13, 2004 – June 30, 2004) divided by 182, the number of days in the period.

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SUNOCO 2Q05 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2005	2004	2005	2004
Northeast Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$7.55	$7.42	$6.84	$6.59
Market Benchmark 6-3-2-1 (Per Barrel)	$6.06	$7.67	$5.29	$7.41
Crude Inputs as Percent of Crude Unit Rated Capacity	100	101	99	100
Throughputs** (Thousand Barrels Daily):
Crude Oil	655.1	659.5	650.6	645.2
Other Feedstocks	56.5	52.0	51.7	55.5

Total Throughputs	711.6	711.5	702.3	700.7

Products Manufactured** (Thousand Barrels Daily):
Gasoline	320.6	349.0	324.6	334.7
Middle Distillates	248.5	241.9	239.7	234.2
Residual Fuel	73.3	72.7	73.2	73.7
Petrochemicals	29.4	32.8	29.7	31.0
Other	65.4	41.7	61.6	53.5

Total Production	737.2	738.1	728.8	727.1
Less: Production Used as Fuel in Refinery Operations	36.8	38.8	36.1	36.8

Total Production Available for Sale	700.4	699.3	692.7	690.3

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.

**	Data pertaining to the Eagle Point refinery for the six months ended June 30, 2004 are based on the amounts attributable to the 170-day period subsequent to the January 13, 2004 acquisition date divided by 182, the number of days in the period.

MidContinent Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$8.80	$8.11	$7.14	$6.88
Market Benchmark 3-2-1 (Per Barrel)	$9.94	$10.34	$8.09	$8.36
Crude Inputs as Percent of Crude Unit Rated Capacity**	96	97	95	90
Throughputs (Thousand Barrels Daily):
Crude Oil	235.7	227.5	232.3	210.6
Other Feedstocks	6.8	5.1	6.3	5.9

Total Throughputs	242.5	232.6	238.6	216.5

*	Comprised of the Toledo and Tulsa refineries.

**	Effective January 1, 2005, crude unit capacity increased from 235 to 245 thousands of barrels daily as a result of a 10 thousand barrels-per-day adjustment.

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SUNOCO 2Q05 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2005	2004	2005	2004
MidContinent Refining (continued)

Products Manufactured (Thousand Barrels Daily):
Gasoline	117.2	122.4	115.8	110.5
Middle Distillates	78.8	65.1	76.2	61.9
Residual Fuel	4.7	4.6	4.4	3.8
Petrochemicals	9.0	7.6	8.8	5.9
Lubricants	13.5	15.1	13.1	14.1
Other	29.6	28.1	30.6	29.3

Total Production	252.8	242.9	248.9	225.5
Less: Production Used as Fuel in Refinery Operations	12.1	12.1	11.7	10.1

Total Production Available for Sale	240.7	230.8	237.2	215.4

RETAIL MARKETING

Income (Loss) (Millions of Dollars)	$7	$20	$(1)	$16
Retail Margin* (Per Barrel):
Gasoline	$3.32	$4.50	$2.86	$3.64
Middle Distillates	$3.34	$3.66	$4.27	$5.04
Sales of Petroleum Products (Thousand Barrels Daily):
Gasoline	305.4	304.7	297.6	289.2
Middle Distillates	42.2	40.0	45.8	42.3

	347.6	344.7	343.4	331.5

Total Retail Gasoline Outlets, End of Period	4,804	4,864	4,804	4,864
Gasoline and Diesel Throughput per Company Owned or Leased Outlet (M Gal/Site/Month)	139	135	135	130
Convenience Stores:
Total Stores, End of Period	742	788	742	788
Merchandise Sales (M$/Store/Month)	$81	$76	$76	$72
Merchandise Margin (Company Operated) (% of Sales)	29%	26%	28%	25%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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SUNOCO 2Q05 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2005	2004	2005	2004
CHEMICALS

Income (Millions of Dollars)	$30	$12	$63	$24
Margin* (Cents per Pound):
All Products**	12.8	9.7	12.7	9.4
Phenol and Related Products	12.8	8.2	11.9	8.4
Polypropylene**	13.2	12.1	14.3	11.2
Sales (Millions of Pounds):
Phenol and Related Products	617	648	1,298	1,262
Polypropylene	583	547	1,116	1,122
Plasticizers***	—	—	—	28
Other	16	43	49	91

	1,216	1,238	2,463	2,503

* Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

**     The polypropylene and all products margins include the impact of a long-term supply contract entered into on March 31, 2003 with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

*** The plasticizer business was divested in January 2004.

COKE

Income (Millions of Dollars)	$13	$9	$23	$18
Coke Production (Thousands of Tons)	625	493	1,128	971
Coke Sales (Thousands of Tons)	621	491	1,118	973

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SUNOCO 2Q05 EARNINGS, PAGE 12

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30			For the Six Months Ended June 30
	2005	2004		2005	2004
CAPITAL EXPENDITURES (Millions of Dollars)

Refining and Supply	$202	$78		$351	$148	*
Retail Marketing	36	23	**	47	39	**
Chemicals	10	13		28	19	*
Logistics	11	28		19	32	*
Coke	3	28		25	44

	$262	$170		$470	$282

*       Excludes $250 million acquisition from El Paso Corporation of the Eagle Point refinery and related chemical and logistics assets, which includes inventory. The purchase price is comprised of $190, $40 and $20 million attributable to Refining and Supply, Chemicals and Logistics, respectively.

** Excludes $181 million acquisition from ConocoPhillips of 340 retail outlets located primarily in Delaware, Maryland, Virginia and Washington, D.C., which includes inventory.

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)

Refining and Supply	$47	$44		$96	$92
Retail Marketing	25	28		52	53
Chemicals	17	17		35	34
Logistics	8	7		16	14
Coke	5	4		8	7

	$102	$100		$207	$200

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SUNOCO 2Q05 EARNINGS, PAGE 13

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars Except Per Share Amounts)

(Unaudited)

	2004
	1st	2nd	3rd	4th	Total
Refining and Supply	$100	$217	$89	$135	$541
Retail Marketing	(4)	20	22	30	68
Chemicals	12	12	30	40	94
Logistics	8	9	9	5	31
Coke	9	9	12	10	40
Corporate and Other:
Corporate expenses	(12)	(13)	(15)	(27)	(67)
Net financing expenses and other	(24)	(20)	(19)	(15)	(78)

	89	234	128	178	629
Special items	—	—	(24)	—	(24)

Consolidated net income	$89	$234	$104	$178	$605

Earnings (loss) per share of common stock (diluted):
Income before special items	$.58	$1.53	$.85	$1.24	$4.20
Special items	—	—	(.16)	—	(.16)

Net income	$.58	$1.53	$.69	$1.24	$4.04

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SUNOCO 2Q05 EARNINGS, PAGE 14

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars Except Per Share Amounts)

(Unaudited)

	2005
	1st	2nd
Refining and Supply	$108	$212
Retail Marketing	(8)	7
Chemicals	33	30
Logistics	3	9
Coke	10	13
Corporate and Other:
Corporate expenses	(16)	(16)
Net financing expenses and other	(14)	(13)

	116	242
Special items	—	—

Consolidated net income	$116	$242

Earnings per share of common stock (diluted):
Income before special items	$.83	$1.75
Special items	—	—

Net income	$.83	$1.75

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SUNOCO 1Q05 EARNINGS, PAGE 15

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2004
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$5,232	$6,265	$6,575	$7,396	$25,468
Interest income	2	1	4	3	10
Other income (loss), net	11	10	(21)	30	30

	5,245	6,276	6,558	7,429	25,508

COSTS AND EXPENSES
Cost of products sold and operating expenses	4,254	4,949	5,417	6,114	20,734
Consumer excise taxes	498	571	611	602	2,282
Selling, general and administrative expenses	187	223	203	260	873
Depreciation, depletion and amortization	100	100	103	106	409
Payroll, property and other taxes	33	28	30	27	118
Interest cost and debt expense	29	28	28	23	108
Interest capitalized	(1)	(2)	(3)	(5)	(11)

	5,100	5,897	6,389	7,127	24,513
Income before income tax expense	145	379	169	302	995
Income tax expense	56	145	65	124	390

Net income	$89	$234	$104	$178	$605

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SUNOCO 1Q05 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2005
	1st	2nd
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$7,191	$7,970
Interest income	3	3
Other income, net	15	17

	7,209	7,990

COSTS AND EXPENSES
Cost of products sold and operating expenses	6,059	6,581
Consumer excise taxes	585	640
Selling, general and administrative expenses	209	225
Depreciation, depletion and amortization	105	102
Payroll, property and other taxes	36	28
Interest cost and debt expense	23	23
Interest capitalized	(6)	(6)

	7,011	7,593
Income before income tax expense	198	397
Income tax expense	82	155

Net income	$116	$242

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SUNOCO 1Q05 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At June 30 2005	At December 31 2004
ASSETS
Current Assets
Cash and cash equivalents	$417	$405
Accounts and notes receivable, net	1,703	1,271
Inventories	987	765
Deferred income taxes	110	110

Total Current Assets	3,217	2,551

Investments and long-term receivables	111	115
Properties, plants and equipment, net	5,239	4,966
Prepaid retirement costs	12	11
Deferred charges and other assets	445	436

Total Assets	$9,024	$8,079

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,161	$2,570
Short-term borrowings and current portion of long-term debt	103	103
Taxes payable	336	349

Total Current Liabilities	3,600	3,022

Long-term debt	1,366	1,379
Retirement benefit liabilities	534	539
Deferred income taxes	781	755
Other deferred credits and liabilities	322	247
Minority interests	619	530
Shareholders’ equity	1,802	1,607

Total Liabilities and Shareholders’ Equity	$9,024	$8,079

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SUNOCO 1Q05 EARNINGS, PAGE 18

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Six Months Ended June 30
	2005	2004
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$358	$323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	207	200
Deferred income tax expense	25	105
Proceeds from power contract restructuring	48	—
Payments in excess of expense for retirement plans	(5)	—
Changes in working capital pertaining to operating activities, net of effect of acquisitions	(74)	58
Other	12	(7)

Net cash provided by operating activities	571	679

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(470)	(282)
Acquisitions	—	(416)
Proceeds from divestments	21	111
Other	5	9

Net cash used in investing activities	(444)	(578)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from short-term borrowings	—	100
Repayments of long-term debt	(13)	(108)
Net proceeds from issuance of Sunoco Logistics Partners L.P. limited partnership units	99	129
Cash distributions to investors in cokemaking operations	(11)	(27)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(12)	(8)
Cash dividend payments	(48)	(42)
Purchases of common stock for treasury	(131)	(65)
Proceeds from issuance of common stock under management incentive and employee option plans	6	28
Other	(5)	(4)

Net cash provided by (used in) financing activities	(115)	3

Net increase in cash and cash equivalents	12	104
Cash and cash equivalents at beginning of period	405	431

Cash and cash equivalents at end of period	$417	$535

-END OF SUNOCO 2Q05 EARNINGS REPORT-